                            SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Pioneer American Holding Company Corp.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------

    5) Total fee paid:

       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------------------------------

                     PIONEER AMERICAN HOLDING COMPANY CORP.


                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------



TO OUR SHAREHOLDERS:

         Notice is hereby given that the annual meeting of shareholders of PIONEER AMERICAN HOLDING COMPANY CORP. (the "Company") will be held on June 3, 1997, at 10:00 A.M. (prevailing time), at the Corporate Office of Pioneer American Holding Company Corp., 41 North Main Street, Carbondale, Pennsylvania for the following purposes:

          1. To elect the two Class 4 Directors named herein to serve as Directors of the Company, as more fully described in the accompanying Proxy Statement; and

          2. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed April 30, 1997 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                      By Order of the Board of Directors,

                                      /s/ Donald A. Hoyle, Jr.

                                      Donald A. Hoyle, Jr., President

Carbondale, Pennsylvania
May 12, 1997

                     PIONEER AMERICAN HOLDING COMPANY CORP.
                              41 North Main Street
                         Carbondale, Pennsylvania 18407
                                 (717) 282-2662

                          ----------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------


         The accompanying proxy is solicited by and on behalf of the Board of Directors of Pioneer American Holding Company Corp. (the "Company") for use at the annual meeting of shareholders to be held on June 3, 1997, at 10:00 A.M. (prevailing time) at the Company's Corporate Office, 41 North Main Street, Carbondale, Pennsylvania and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is May 12, 1997.

         Sending in a signed proxy will not affect the shareholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company and its bank subsidiary, Pioneer American Bank, National Association (the "Bank") without additional compensation. Upon request by record holders of the Company's common stock, par value $1.00 per share (the "Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock for election of the two nominees for Class 4 directorships hereinafter named.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The Company is not currently aware of any matters which will be brought before the annual meeting (other than procedural matters) which are not referred to in the enclosed notice of the annual meeting.

         The Company had 2,835,236 shares (as adjusted for the two for one stock split effective June 5, 1996) of Common Stock outstanding at the close of business on April 30, 1997, the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the annual meeting. The election of Directors will be determined by a plurality vote. In any matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter shall be the act of the shareholders. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

         Article 8 of the Company's Articles of Incorporation restricts the rights of a Person (as hereafter defined) to cast more than 10% of the total votes which all shareholders are entitled to cast at a meeting, unless authorized to do so by the Board of Directors and subject to such conditions as the Board of Directors may impose. The term "Person" includes not only individuals and entities, but also groups of individuals and entities who act together for the purpose of acquiring, holding, disposing of or voting Common Stock.

         The casting of votes by a Person as a proxy holder for other shareholders is not counted in computing the 10% limitation to the extent that the proxies so voted were revocable and were secured from other shareholders who are not members of a group which includes such Person. Giving a revocable proxy to a Person does not in itself cause the shareholder giving the proxy to be a member of a group which includes such Person. Article 8 provides that the determination by the Board of Directors of the existence or membership of a group, and of a number of votes any Person or each member of a group is entitled to cast, is final and conclusive absent clear and convincing evidence of bad faith.

         In the event of a violation of Article 8 and in addition to other remedies afforded the Company, the judges of election cannot count votes cast in violation of Article 8 and the Company or its nominees have an option to acquire from the violator shares of Common Stock in excess of the 10% limit at prices which would in certain situations be lower than the then current market prices of such shares.

         The foregoing is a brief summary of Article 8 and is qualified and amplified in all respects by the exact provisions of the Articles of Incorporation, which can be obtained in the same manner as the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (see "ANNUAL REPORT").

                   PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

         The following table sets forth, as of April 30, 1997, certain information with respect to the beneficial ownership of Common Stock by (i) each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each Director, (iii) each of the Executive Officers named in the Summary Compensation Table below and (iv) all Executive Officers and Directors of the Company as a group:

                                                                                 Shares of Common
                                                                                Stock Beneficially      Percent of
                Name                                 Position                        Owned(a)            Class(b)
------------------------------------    -----------------------------------     ------------------    ---------------
Richard Chojnowski                      Director                                    146,456(c)             5.16%
3900 Robert Drive
Olyphant, PA

Gene E. Goldenziel                      Director                                     57,996(d)             2.05%

John S. Guzey                           Chairman/Director                            56,000(e)             1.97%

Donald A. Hoyle, Jr.                    President/Director                          114,875(e)             3.95%

William K. Nasser                       Director                                     76,612(f)             2.70%

Margaret L. O'Connor, R.N.              Director                                     44,816(g)             1.58%

John W. Reuther                         Senior Executive Vice President/             95,541(h)             3.30%
                                        Director

Eldore Sebastianelli                    Treasurer/Director                           48,464(i)             1.71%

John W. Walski                          Director                                    101,144(j)             3.57%

All Directors and Executive Officers
of the Company as a group
(12 Persons)                                                                        772,528               25.83%

----------
(a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after April 30, 1997. Beneficial ownership may be disclaimed as to certain of the securities. Except as indicated in the footnotes of this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated.

(b) Does not include shares held by the ESOP except as specifically set forth herein. As of April 30, 1997, the ESOP held 148,770 shares, all of which have been allocated to individual accounts.

(c)  All shares are owned jointly with his mother.

(d) Includes 19,736 shares owned jointly with his spouse and 4,000 shares held in an IRA account and 4,000 shares held as co-trustee.

(e) Includes 73,878 shares which may be acquired upon the exercise of stock options. Also includes 10,900 shares held by the ESOP which have been allocated to his individual account.

(f) Includes 16,584 shares owned jointly with his spouse, 39,712 shares owned individually by his spouse and 18,704 held as Co-Trustee of a family trust.

(g) Includes 200 shares owned by Estate of husband and 44,616 held as trustee for family trust.

(h) Includes 64,297 shares which may be acquired upon the exercise of stock options. Also includes 16 shares held by him as co-trustee for his son, 80 shares held jointly with his son, Michael, and 8,670 shares held by the ESOP which have been allocated to his individual account.

(i) Includes 4,392 shares held as trustee for his grandchildren and 44,072 shares held jointly with his spouse.

(j)  Includes 34,648 shares owned jointly with his spouse.

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors will be divided into four classes and that each class shall serve for four years. The Board of Directors has designated the persons listed below to be nominees for election as Class 4 Directors. The nominees are being nominated to serve until the end of their terms and until their successors are elected and qualified. The Company has no reason to believe that either of the nominees will be unavailable for election; however, should either nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company's nominees.

         The Bylaws of the Company require that nominations for Directors to be elected at an annual meeting of shareholders, except for those made by management of the Company, must be submitted to the Secretary of the Company in writing not later than the close of business on the 20th day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may, in such officer's discretion, be disregarded by the presiding officer of the meeting, and upon the presiding officer's instruction, the vote talliers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Company shall be counted if at least one nomination for that person complies with this provision.

         Every Director must be a shareholder of the Company and shall own in the Director's right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when the Director no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

Information Concerning Nominees

         The following table contains information with respect to the nominees for Director. John W. Reuther was first elected to the Board of Directors of the Company in 1988. Eldore Sebastianelli was first elected to the Board of Directors upon formation of the Company in 1984.


                                                       Year First Elected or
                                                        Appointed Director           Principal Occupation for
                Name                       Age              of the Bank                   Past Five Years
------------------------------------    ---------     ----------------------    -----------------------------------
Class 4 - Term to Expire in 2001

John W. Reuther                            47                  1988             Senior Executive Vice President of
                                                                                Company and Bank
Eldore Sebastianelli                       76                  1980             Retired - former co-owner - C&S
                                                                                Excavating Company


Information Concerning Continuing Directors

         The following table contains certain information with respect to the Directors whose terms of office expire in 1998, 1999 and 2000. Gene E. Goldenziel was first elected to the Board of Directors of the Company in 1986. Richard Chojnowski and Margaret L. O'Connor, R.N. were first appointed to the Board of Directors of the Company in 1994 and 1995, respectively. All other Directors were first elected upon formation of the Company in 1984.


                                                      Year First Elected or
                                                        Appointed Director            Principal Occupation for
                Name                       Age              of the Bank                    Past Five Years
------------------------------------    ---------     ----------------------    -------------------------------------
Class 1 - Term to Expire in 2000

Donald A. Hoyle, Jr.                       62                  1984             President of Company and Bank
Richard Chojnowski                         54                  1994             Electrical Contractor

Class 2 - Term to Expire 1999

Gene E. Goldenziel                         49                  1985             Attorney - Needle, Goldenziel &
                                                                                Pascale
William K. Nasser                          81                  1969             Retired Certified Public Accountant -
                                                                                William K. Nasser Accountants
John W. Walski                             75                  1982             Retired - Giant Markets

Class 3 - Term to Expire in 1998

John S. Guzey                              89                  1960             Retired President - Keystone
                                                                                Pavement & Construction Co.
Margaret L. O'Connor, R.N.                 66                  1995             Former Mayor, Clarks Summit, PA

Committees of the Board of Directors and Attendance at Meetings

         The Company does not have any audit, nominating or compensation committees of the Board of Directors. Shareholders can submit to management names of nominees for Directors for review and consideration by the entire Board of Directors, as described above. The audit and compensation committee functions are performed by the Bank's committees described below.

         The Bank has an Audit Committee which consists of three directors of the Bank who are not employees of the Bank and are appointed annually by the Board of Directors of the Bank. William K. Nasser, Eldore Sebastianelli and John
W. Walski are presently members of this Committee. The Bank's Audit Committee met twice during 1996 and is responsible for insuring that a suitable internal control system is maintained and proper examination procedures are carried out in all areas of the Bank on a continuing basis.

         The Bank also has a Planning Committee which is appointed annually by the Board of Directors of the Bank. Gene E. Goldenziel, Richard Chojnowski, Margaret L. O'Connor, R.N. and

Robert S. Wallis are presently members of this Committee. The Bank's Planning Committee met once during 1996 and is responsible for long-range planning for the Bank including recommending the compensation for senior officers of the Bank.

         The Board of Directors of the Company held five regular meetings during 1996. The Board of Directors of the Bank held 24 regular meetings during 1996. All incumbent Directors of the Company attended at least 75% of the aggregate of all the meetings of the Board of Directors and committee meetings of the Bank on which such Directors serve, with the exception of John Walski and Margaret L. O'Connor, R.N., whose absences were excused by the Board as such individuals reside in Florida for a portion of the year.

Compensation of Directors

         Members of the Board of Directors are compensated at the rate of $200 per meeting of the Company and $500 per meeting of the Bank attended and $250 for meetings of the Bank not attended. Non-management Directors of the Bank also received an additional fee of $9,000 during 1996.


                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Executive Compensation

         The following table sets forth all cash compensation paid by the Company and the Bank for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended December 31, 1996 to the Chief Executive Officer of the Company and the Bank and to all Executive Officers of the Company and the Bank whose salary and bonus exceed $100,000.

                           SUMMARY COMPENSATION TABLE


             Name and                                                               Long Term            All Other
        Principal Position                            Annual Compensation          Compensation       Compensation (a)
        ------------------                            -------------------          ------------       ----------------
                                       Year        Salary (b)        Bonus        Stock Options
                                       ----        ----------        -----        -------------
Donald A. Hoyle, Jr.                   1996          $189,350       $38,192              - 0 -            $ 55,560
President and Director
of the Bank and the Company            1995           181,800        36,366              - 0 -              53,771

                                       1994           177,500        35,200          32,000(c)              63,364

John W. Reuther,                       1996          $140,000       $24,900              - 0 -            $ 41,396
Senior Executive Vice President
and Director of the Bank               1995           134,750        23,700              - 0 -              41,926
and the Company
                                       1994           132,200        22,940          28,000(c)              45,123


----------

(a) For Mr. Hoyle, includes $2,100 contributed by the Company or the Bank on his behalf to the Employee Stock Ownership Plan, $7,100 contributed to the Savings and Investment Plan, a car allowance of $2,176, life insurance premiums paid by the Bank of $4,184 and insurance premiums paid of $40,000 to fund the Company's obligations under the Executive Retirement Plan in 1996.

     For Mr. Reuther, includes $1,500 contributed by the Company or the Bank on his behalf to the Employee Stock Ownership Plan, $6,700 contributed to the Savings and Investment Plan, a car allowance of $2,500, life insurance premiums paid by the Bank of $696 and insurance premiums paid of $30,000 to fund the Company's obligations under the Executive Retirement Plan in 1996.

(b) Includes Directors fees of $15,750 and $15,500 paid to Mr. Hoyle and Mr. Reuther, respectively, during fiscal 1996.

(c)  As adjusted for the two for one stock split effective June 5, 1996.

Employment Agreements

         On October 12, 1993, the Bank entered into new employment agreements with Mr. Hoyle and Mr. Reuther providing for base annual salaries of $146,500 and $106,700, respectively. The agreements provide for such higher than base salaries as may be negotiated from time to time during the term of the agreements as well as certain additional employment benefits. The base term of the agreements is five years; the agreements may be terminated by the Bank for cause, upon the death of the employee and, subject to the following provision concerning change of control, upon the termination of the employee's employment by resignation or otherwise. In the event that employee's employment with the Bank is terminated by the employee or the Bank upon a change in control of the Bank, the Bank will pay to the employee a lump-sum termination benefit equal to three years' base annual salary not later than 30 days after termination. In addition, upon such change in control, for one year, the employee will be reimbursed costs incurred in connection with the search for a new job and reasonable relocation expenses and, for two years, all nondiscriminatory employee benefits.

Executive Retirement Plan

         On October 25, 1988, the Bank adopted a retirement plan (the Executive Retirement Plan) for the benefit of eligible employees. The Executive Retirement Plan is administered by a committee of the Board which designates the members who are eligible to participate in the Plan. The purpose of the Executive Retirement Plan is to assist the Bank and the Company in retaining the service of certain key employees until their retirement, to induce these key employees to utilize their best efforts to maintain and enhance the business of the Bank and the Company and to provide certain benefits to the key employees. Under the Executive Retirement Plan, the Bank allocates each year an amount on behalf of the member necessary to provide an annual income at the member's normal retirement date payable for ten years equal to 35% of the member's average compensation for his three most highly compensated years of employment. While benefits under the Executive Retirement Plan are intended to be unfunded obligations of the Bank, the Bank has elected to purchase insurance policies to fund the obligations. The account of each member is credited with interest at the rate of seven percent and compounded annually. A member shall have a 100% vested interest in his account upon eligibility for retirement, death, termination of his employment or in the event of a merger or acquisition of the Bank by another entity. Upon retirement, the member is entitled to the value of the account distributed in equal installments over a period of five, ten or fifteen years at the election of the member. Prior to a member's retirement, a member's beneficiary is entitled to the greater of the value of the member's account at the time of death, or $200,000 or $250,000 as determined by the Board of Directors. Donald A. Hoyle, Jr. and John W. Reuther have been designated as members under the Executive Retirement Plan.

         On March 7, 1994, the Bank supplemented the above described "Executive Retirement Plan" with insurance contracts for the benefit of Donald A. Hoyle, Jr. and John W. Reuther. The supplemental plan provides that the Bank purchase life insurance policies on the lives of the named executives. The Bank will further pay the annual premium due on each such policy until each insured reaches the age of 65, unless employment is terminated prior to age 65. Each named executive shall have a 100% ownership interest in his account upon eligibility for retirement, death, termination of his employment or in the event of a merger or acquisition of the Bank by another entity. Each named executive has executed a split-dollar agreement granting a collateral interest to the Bank for all premiums paid by the Bank, which collateral interest is extinguished upon retirement, death, termination of employment or in the event of a merger or acquisition of the Bank by another entity. At their retirement age of 65, the plan benefit is estimated at $541,120 for Donald A. Hoyle, Jr. and $786,703 for John W. Reuther.

Employee Stock Ownership Plan

         The Board of Directors of the Bank adopted an Employee Stock Ownership Plan ("ESOP") effective January l, 1985, and restated effective January l, 1989. The ESOP is intended to invest primarily in the Common Stock of the Company ("Qualifying Employer Securities"). The assets of the ESOP are held in a trust fund by the Company, as trustee (the "Trustee"), pursuant to a trust agreement.

         Contributions from the Bank to the ESOP are generally required to be made from net profits, and are made in amounts established in the sole discretion of the Board of Directors. Each participant is entitled to direct the Trustee with respect to the voting rights, if any, of any Qualifying Employer Securities allocated to the participant's account provided that the issuer has a "registration-type" class of securities. In other cases, the voting of shares held by the ESOP, in general, will be determined by the Trustee. In addition, under certain circumstances, a participant (or beneficiary) may exercise a "put option" granted by the ESOP and require the Company to buy back any Qualifying Employer Securities distributed to the participant (or beneficiary).

         The operation and administration of the ESOP is controlled by a committee appointed by the Board of Directors. The committee presently consists of Donald A. Hoyle, Jr., Patricia A. Cobb, Susan Muir, Nina Sticker and Gene E. Goldenziel. The committee designates investment policies under which the Trustee acts. The Board of Directors has the sole responsibility to appoint and remove members of the committee or the Trustee, and for determining the amount of contributions to the ESOP by the Bank, and to amend or terminate, in whole or in part, the ESOP or the trust agreement.

         Any employee of the Bank in the eligible class of employees is eligible to become a participant in the ESOP as of the January 1st following the date the employee completed six months of service with the Bank, and will share in employer contributions to the ESOP if he has completed 1,000 hours of service in any year. Each participant shall be fully vested in his account after three years of service. Stock purchased by the ESOP and dividends received by the ESOP are allocated among the participants in proportion to their respective compensation. Upon retirement, death or disability, a participant or his beneficiaries, as the case may be, will generally be entitled to receive specified benefits in the form of a single-sum distribution, subject to alternative forms of distribution. At the discretion of the Committee, benefits will be distributed in cash or in shares of Common Stock subject to the right of the participant to elect to receive his benefits in shares of Common Stock. A participant who separates from service prior to attainment of normal retirement age has the right to receive distribution of his plan benefits commencing no later than five years after the plan year in which he separated from service.

Savings and Investment Plan

         The Bank sponsors a Savings and Investment Plan ("Savings Plan") for employees which became effective on September 1, 1985, and was restated effective January 1, 1989. Any employee who was employed by the Bank on September 1, 1985 automatically became a participant in the Savings Plan. Any employee who completes 1,000 hours of service in any year is also eligible to participate in the Savings Plan.

         Subject to certain limitations, participants may contribute a portion of their earnings for each year to the Savings Plan. For the first three percent of earnings contributed by a participant, the Bank matches the contribution. On the next three percent of earnings contributed by a participant, the Bank matches one-half of the contribution. In addition, the Bank may contribute such additional amounts as it determines. Federal income taxes on the participant's and the Bank's contributions to the Savings Plan are deferred until the participant withdraws funds from the Savings Plan. Each participant designates one or more investment funds for the investment of the contributions made on the participant's behalf. A participant is 100% vested in his account upon death or termination of employment for any reason. Upon termination of employment by, or death of, a participant, the participant or his estate has several alternatives available for withdrawing funds from the Savings Plan. Withdrawals by a participant of certain contributions and loans from the Savings Plan are also permitted in certain situations.

Stock Option Plan

         In February 1990, the Board of Directors of the Company adopted a stock option plan, which was approved by the shareholders of the Company in May 1990 (the "Stock Option Plan"). Pursuant to the Stock Option Plan, stock options may be granted which qualify under the Internal Revenue Code as incentive stock options as well as stock options that do not qualify as incentive options. All officers and key employees of the Company or any current or future subsidiary who are employed on a full-time basis are eligible to receive options under the Stock Option Plan. As of December 31, 1996, incentive stock options covering an aggregate of 162,000 shares had been granted pursuant to the Stock Option Plan at a $8.00 per share exercise price, incentive stock options covering an aggregate of 60,000 shares had been granted at a $9.00 per share exercise price, incentive stock options covering an aggregate of 18,000 shares had been granted at a $11.50 per share exercise price and incentive stock options covering an aggregate of 60,000 shares were granted at $13.00 per share exercise price. All option amounts and the exercise prices thereof have been adjusted to give effect to the two for one stock split effective June 5, 1996.

         The purpose of the Stock Option Plan is to provide additional incentive to employees of the Company by encouraging them to invest in the Company's Common Stock and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress. The Stock Option Plan is administered by a committee which is appointed by the Board of Directors and consists only of Directors who are not eligible to receive options under the Stock Option Plan. The committee determines, among other things, which officers and key employees receive an option or options under the Stock Option Plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

         The aggregate number of shares which may be issued upon the exercise of options under the Stock Option Plan is 300,000 shares (as adjusted for the two for one stock split effective June 5, 1996) of Common Stock. The option price for options issued under the Stock Option Plan is to be at least equal to 100% of the fair market value of the Common Stock as of the date the option is granted. The fair market value is determined by the committee.

         Except as otherwise described below, none of the options granted under the Stock Option Plan may be exercised during the first year after the date granted. Thereafter each optionee may exercise up to 50% of his option the second year, up to 75% of his option the third year, and up to 100% of his option thereafter. In the event of a "change in control" of the Company, as defined in the Stock Option Plan, each optionee may exercise the total number of shares then subject to the option. Unless terminated earlier by the option's terms, incentive stock options expire ten years after the date they are granted and non-qualified stock options expire ten years and ten days after the date they are granted.

         The following table sets forth certain information concerning the shares acquired upon exercise of options, the number of unexercised options and the value of unexercised options at December 31, 1996 held by the Executive Officers listed in the Summary Table. No options were granted during the year ended December 31, 1996.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE
                 Aggregate Option Exercises In Last Fiscal Year
                     and Option Value at December 31, 1996


                                                                        Number of Unexercised     Value of Unexercised
                                                                              Options at          In-the-Money Options
                                                                          December 31, 1996     at December 31, 1996(a)
                                                                          -----------------     -----------------------
                                         Shares
                                        Acquired           Value             Exercisable/             Exercisable/
                Name                   on Exercise       Realized           Unexercisable            Unexercisable
                ----                   -----------       --------           -------------            -------------
Donald A. Hoyle, Jr.                    38,092           $485,196           $65,878/$8,000           $885,578/$86,000
John W. Reuther                         21,211           $260,138           $57,297/$7,000           $769,428/$75,250

----------

(a) Based upon the difference between the market value of $23.75 per share on December 31, 1996 and the exercise price of the option (as adjusted for the two to one stock split effective June 5, 1996).


Certain Relationships and Related Transactions

         The Bank has had and expects to have in the future, loan and other banking transactions in the ordinary course of business with many of its Directors, officers, and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

         The law firm of Needle Goldenziel & Pascale was paid legal fees of approximately $92,293 from the Company or its subsidiaries for legal services rendered during 1996. Gene E. Goldenziel, who is a Director of the Bank and the Company, is a partner in Needle, Goldenziel & Pascale. Needle, Goldenziel & Pascale has been retained by the Bank and the Company to perform legal services in 1997.


                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Pioneer American Bank, N.A., through its Board of Directors, has determined that all matters dealing with executive compensation shall be analyzed by the Planning Committee. The Board has mandated the exclusion of all management directors in the analysis process. The independent directors of the Planning Committee have forwarded the following report on executive compensation. Said report shall be included in the Pioneer American Holding Company Corp.'s 1997 Proxy Statement.

         Pioneer American Bank, N.A. through its salary administration plan has implemented compensation policies that compensate all personnel on a fair and equitable basis, while recognizing demonstrated performance and contribution to the successful operation of the organization. More explicitly, a determination has been made through the salary administration process that the relative worth of the President/Chief Executive Officer to the corporation is high, with extensive diversification, executive management skills for the entire organization, effective internal and external communication skills, problem-solving skills based on analysis of long-range impact and the ability to make administrative and policy-making decisions required. The relative worth of the Senior Executive Vice President/Chief Financial Officer and the other executive officers to the Company is also high with the job requirements identified above also essential. This relative worth of the Chief Executive Officer and all executive officers has been translated into salary levels. The salary levels have been initially determined by reviewing labor market salary data from surveys of salaries paid in the external labor market positions comparable to the executive positions in Pioneer American Bank, N.A. The Human Resources director procures this salary data for use by the Planning Committee from a third party independent salary administration firm. The survey sources, whenever possible, included organizations of comparable size for characteristics, such as number of employees and asset size, as well as larger financial institutions with comparable positions.

         The Committee annually evaluates and recommends base compensation, bonus compensation and annual and longer-term incentive compensation for the President/Chief Executive Officer, Senior Executive Vice President/Chief Financial Officer and the other executive officers. Annual increases to the base salary of the President/Chief Executive Officer, Senior Executive Vice President/Chief Financial officer and other executive officers are determined by industry and peer group standards, national and regional economic conditions, and by the past and expected future contributions of the individual executive officers. The base salary of the President/Chief Executive Officer and the Senior Executive Vice President/Chief Financial Officer for 1996, 1995 and 1994 will be presented in the Company's annual proxy statement.

         Bonus compensation is determined on an annual basis by analyzing the achievement of financial goals, including, but not limited to, growth, earnings, return on assets and return on equity. Financial statistics for 1996, as will be presented in the 1996 annual report, reflect success in the attainment of corporate goals. The bonus of the President/Chief Executive Officer and Executive Vice President/Chief Financial Officer for 1996 was based on corporate performance as well as on the unique contributions of these named executives to the corporate financial results. All other executive officers were independently analyzed in their individual performance in contributing to the corporate success in determining each bonus.

         In summary, the 1996 compensation of the President/Chief Executive Officer was fixed separately and was based, among other factors, on a review of competitive compensation data from surveys and peer companies. Bonus compensation was paid to the President/Chief Executive Officer based on corporate performance in 1996.

         The foregoing report has been furnished by Gene E. Goldenziel, Esquire, Richard Chojnowski, Margaret L. O'Connor and Robert S. Wallis.

Compensation Committee Interlocks and Insider Participation

         The Bank's Planning Committee, which acts as the compensation committee, is comprised of Directors Chojnowski, Goldenziel, O'Connor and Wallis. Gene E. Goldenziel, a member of such committee, is a partner with the law firm of Needle, Goldenziel & Pascale which performs legal services for the Company and the Bank. During fiscal 1996, $92,293 in legal fees were paid to Mr. Goldenziel's firm by or on behalf of the Company and the Bank.

Stock Performance Graph

         The following graph shows a comparison of the five-year cumulative return for the Company's Common Stock, the S&P Small Cap Bank Index and the S&P Small Cap 600 Index assuming an investment in each of $100 on December 31, 1991 and the reinvestment of all dividends.

                           TOTAL SHAREHOLDER RETURNS

     375|------------------------------------------------------------------|
        |                                                            *     |
     350|------------------------------------------------------------------|
        |                                                                  |
     325|------------------------------------------------------------------|
        |                                                            &     |
     300|------------------------------------------------------------------|
D       |                                              *                   |
O    275|------------------------------------------------------------------|
L       |                                     *                            |
L    250|------------------------------------------------------------------|
A       |                                                                  |
R    225|------------------------------------------------------------------|
S       |                                               &            #     |
     200|------------------------------------------------------------------|
        |                                               #                  |
     175|------------------------------------------------------------------|
        |                         *                                        |
     150|------------------------&#----------------------------------------|
        |              &                      &#                           |
     125|--------------#---------------------------------------------------|
        |              *                                                   |
     100|--*&#-------------------------------------------------------------|
        |                                                                  |
      75|------------------------------------------------------------------|
        |                                                                  |
      50|------------------------------------------------------------------|
        |                                                                  |
      25|------------------------------------------------------------------|
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
           Dec91      Dec92     Dec93       Dec94       Dec95       Dec96

                                  Years Ending

*=Pioneer American Company Corp.  &=Banks Composite   #=S&P Smallcap 600 Index

                                                                       Years Ending
                                     Base
                                    Period
Company/Index                        Dec91      Dec92        Dec93        Dec94          Dec95          Dec96
--------------------------------------------------------------------------------------------------------------
PIONEER AMERICAN HLDG COMPANY CORP   $100     $111.75      $165.55      $272.09        $292.01        $366.38
BANKS COMPOSITE                       100      131.87       145.37       137.92         219.78         311.09
S&P SMALLCAP 600 INDEX                100      121.04       143.78       136.92         177.94         215.88

                                      -14-

                      OFFICERS OF THE COMPANY AND THE BANK

         Information concerning the Executive Officers of the Company is provided above under "Information Concerning Nominees" and "Information Concerning Continuing Directors."

         The following table sets forth selected information about the officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors. Each of the officers of the Bank has been principally employed as an officer or employee of the Bank for more than the past five years. "Officer of the Bank" as used herein means those persons with the title of Senior Vice President and higher:


                  Name                           Age                Position with the Bank             Held Since
----------------------------------------     ------------     -----------------------------------    ---------------
John S. Guzey                                     89          Chairman                                    1992
                                                              Director                                    1960
Donald A. Hoyle, Jr.                              62          President                                   1984
                                                              Director                                    1984
John W. Reuther                                   47          Senior Executive Vice President             1987
                                                              Director                                    1988
Patricia A. Cobb, Esquire                         39          Senior Vice President                       1990
James E. Jackson                                  53          Senior Vice President                       1987
Dorothea C. Metz                                  71          Senior Vice President                       1995



                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of KPMG Peat Marwick acted as the Company's independent public accountants for the fiscal year ended December 31, 1996 and has been selected to act as the Company's independent public accountant for the fiscal year ended December 31, 1997. A representative of KPMG Peat Marwick is expected to be present at the annual meeting of shareholders and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals regarding the 1998 Annual Meeting must be submitted to the Company by January 12, 1998.

                                  ANNUAL REPORT

         This Proxy Statement is accompanied by the Annual Report to Shareholders of the Company for the year ended December 31, 1996.


         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:


                                    Donald A. Hoyle, Jr., President
                                    Pioneer American Holding Company Corp.
                                    41 North Main Street
                                    Carbondale, Pennsylvania 18407

                    PIONEER AMERICAN HOLDING COMPANY CORP.
                   Proxy for Annual Meeting of Shareholders
                                 June 3, 1997
                 Solicited on behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Daniel J. Corazzi, John J. Kuna and Basil Telep and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of Pioneer American Holding Company Corp. ("Pioneer"), to be held on the 3rd day of June, 1997, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of Pioneer which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as follows:

     Please mark your votes as in this example. /X/
________________________________________________________________________________

1. For / / the election of John W. Reuther and Eldore Sebastianelli as Directors of Pioneer, as more fully described in the accompanying Proxy Statement (to withhold authority to vote for all nominees, check this box: / /)

To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.
________________________________________________________________________________

2. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

This proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated, the persons named herein intend to vote for the election of the named nominees for director.

               (Continued, and to be signed on the reverse side)

     THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

     The undersigned hereby acknowledges receipt of Pioneer's 1996 Annual Report to Shareholders, Notice of the Company's 1997 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

                                        DATE:_____________________________, 1997
                                              (Please date this Proxy)
                                         ______________________________________

                                         ______________________________________
                                                     Signature(s)
                                         It would be helpful if you signed your
                                         name exactly as it appears on your
                                         stock certificate(s), indicating any
                                         official position or representative
                                         capacity. If shares are registered in
                                         more than one name, all owners should
                                         sign.

             PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.